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Edge Therapeutics Receives Pediatric Investigation Plan Waiver from the European Medicines Agency

Removes Requirement for Pediatric Clinical Studies to Support EG-1962 Marketing Authorization Application in Europe

BERKELEY HEIGHTS, N.J., June 8, 2017 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies in the management of acute, life-threatening conditions, today announced that it received a product-specific pediatric waiver from the European Medicines Agency (EMA) for EG-1962, Edge’s lead product candidate, which is currently in Phase 3 clinical development for the treatment of aneurysmal subarachnoid hemorrhage (aSAH). The European pediatric waiver for EG-1962 applies to all subsets of the pediatric population.

“This waiver represents an important milestone in the regulatory process in Europe, and will allow Edge to submit a marketing authorization application for EG-1962 to the EMA following completion of the Phase 3 NEWTON 2 study, without the requirement to conduct clinical studies in a pediatric population either pre-approval or post-approval,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer.

As part of the regulatory process for the registration of new medicines with the EMA, pharmaceutical companies are required to provide a Pediatric Investigation Plan (PIP) that outlines the clinical development strategy for studying the investigational product in the pediatric population. In some instances, a waiver from developing a PIP for certain conditions may be granted by the EMA when development of a medicine for use in children is not feasible or appropriate.

EG-1962 has been granted orphan drug designation and Fast Track designation by the U.S. Food and Drug Administration (FDA) for the treatment of patients with subarachnoid hemorrhage (SAH). The European Commission has granted orphan drug designation to EG-1962 for treatment of aSAH. In the U.S., products with indications having an orphan designation, such as EG-1962 in SAH, are exempt from requirements to assess the safety and effectiveness for the claimed indication in a pediatric population to support a new drug application submission.

About Edge Therapeutics, Inc.
Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements
This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “seeks,” “intends,” “plans,” “potential” or similar expressions, including statements with respect to Edge’s future clinical plans, Edge’s ability to advance its portfolio of therapies towards commercialization and the potential effects of its products. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge’s control) as described under the heading “Risk Factors” in Edge’s filings with the United States Securities and Exchange Commission.

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Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

Media Contact:
Laura Bagby
6 Degrees
Tel: 312-448-8098
Email: lbagby@6degreespr.com